UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
____________________________________________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

____________________________________________________________
MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-09115	25-0644320
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification No.)

TWO NORTHSHORE CENTER,	PITTSBURGH,	PA	15212‑5851
(Address of principal executive offices)			(Zip Code)

(412)			442-8200
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)
_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	MATW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e) - Amendment and Restatement of Change in Control Agreements
As of September 30, 2019, Matthews International Corporation (the “Company”) and each of its executive officers, including each of the Company’s “named executive officers” (those executive officers who are listed in the compensation disclosure in the Company's Notice of Annual Meeting and Proxy Statement dated January 22, 2019) have signed a Change in Control Agreement in the form previously approved by the Compensation Committee of the Board of Directors of the Company (hereinafter, the "Change in Control Agreements").  The Change in Control Agreements are each based on an identical form of agreement.
The Change in Control Agreements provide each executive with the following severance payments and benefits in the event that the executive's employment is terminated by the Company without "Cause" (other than due to death or disability) or by the executive for "Good Reason" during the two-year period immediately following a Change in Control of the Company (or in certain circumstances during the period prior to a Change in Control):

•	a lump-sum cash payment equal to two times the executive's base salary, plus two times the executive's target annual bonus for the year of termination;

•
continued participation at the Company's expense for 24 months in all medical, dental and accidental death and disability plans which cover the executive and the executive's eligible dependents (subject to offset if the executive becomes covered due to future employment);

•	full vesting of outstanding equity awards; and

•
eligibility for benefits under any post-retirement health care plans if the executive would have otherwise become eligible for those benefits by remaining employed through the second anniversary of the employment termination date, commencing on the later of the date that such coverage would have become first available and the date on which the executive's post-employment participation in the Company's benefit plans terminates.

None of the Company's executive officers are entitled to any "gross-up" payments under the Change in Control Agreements with respect to any golden parachute excise taxes which may be imposed on payment and benefits under the agreements.  Under certain circumstances, an executive's payments and benefits under the agreement may be reduced in order to avoid the imposition of such taxes.  In addition, severance payments under the agreement are subject to the executive's execution of a release of claims in favor of the Company and compliance with certain restrictive covenants (such as non-solicitation and non-competition covenants).
Generally, for purposes of the Change in Control Agreements, a Change in Control occurs if: (i) the Company acquires actual knowledge that any person other than the Company, its subsidiaries or any employee benefit plan(s) sponsored by the Company has acquired the beneficial ownership, directly or indirectly, of securities of the Company entitling such person to 20% or more of the voting power of the Company; (ii) at any time fewer than 60% of the members of the Board of Directors of the Company (excluding vacant seats) shall be individuals who were either (x) Directors on the date the Change in Control Agreements were executed or (y) individuals whose election, or nomination for election, was approved by a vote of at least two-thirds of the Directors then still in office who were Directors on the date the Change in Control Agreements were executed or who were so approved; (iii) there is consummated a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the shareholders of the Company immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction, a majority of the voting power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 30% of the consolidated assets of the Company immediately prior to the transaction; or (iv) the commencement of any liquidation or dissolution of the Company.
"Cause" for termination by the Company of the executive officer’s employment for purposes of the Change in Control Agreements generally means: (i) the willful and continued failure by the executive officer to substantially perform the executive officer's duties with the Company after a written demand for substantial performance is delivered to the executive officer by the Board of Directors of the Company, in which the demand specifically identifies the manner in which the Board of Directors believes that the executive officer has not substantially performed the executive officer's duties, or (ii) the willful engaging by the executive officer in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise.
"Good Reason" for termination by the executive officer of the executive officer's employment shall mean the occurrence after any Change in Control, or prior to a Change in Control during which there is a potential Change in Control, of any one of the following acts by the Company, or failures by the Company to act, unless such act or failure to act is corrected prior to the date of termination of an executive officer’s services: (i) the assignment to the executive officer of any duties inconsistent with the executive officer's prior position within the Company or a substantial diminution in the nature or status of the executive officer's responsibilities from those in effect immediately prior to the Change in Control; (ii) a reduction by the Company in the executive officer's annual base salary as in effect on the date of the Change in Control Agreement or as the same may be increased from time to time; (iii) the relocation of the executive officer's principal place of employment to a location more than 50 miles from the executive officer's principal place of employment immediately prior to the Change in Control or the Company's requiring the executive officer to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the executive officer's business travel obligations immediately prior to the Change in Control; (iv) the failure by the Company to pay to the executive officer any portion of the executive officer 's current compensation, or to pay to the executive officer any portion of an installment of deferred compensation under any deferred compensation program of the Company, within thirty (30) days of the date such compensation is due; (v) the failure by the Company to continue in effect any compensation plan in which the executive officer participates immediately prior to the Change in Control which is material to the executive officer 's total compensation, unless an equitable arrangement has been made with respect to such plan, or the failure by the Company to continue the executive officer's participation therein on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the executive officer 's participation relative to other participants, as existed immediately prior to the Change in Control; (vi) the failure by the Company to continue to provide the executive officer with benefits substantially similar to those enjoyed by the executive officer under any of the Company's life insurance, health and accident or disability plans in which the executive officer was participating immediately prior to the Change in Control, the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the executive officer at the time of the Change in Control, or the failure by the Company to provide the executive officer with the number of paid vacation days to which the executive officer is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; (vii) any purported termination of the executive officer's employment which is not effected pursuant to a notice of termination satisfying the requirements of the Change in Control Agreement; or (viii) the failure of any successor to the Company to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in accordance with its terms prior to the effectiveness of any such succession.
Each of the Change in Control Agreements has an initial five-year term and will thereafter automatically renew for additional one-year periods, absent delivery of notice of non-renewal by either party.
The preceding summary of the form Change in Control Agreement is qualified in its entirety by reference to the full text of such form of agreement, a complete copy of which is attached as Exhibit 10.1 and is hereby incorporated by reference in response to this Item 5.02(e).

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1	Form of Change in Control Agreement by and between the Company and each of its executive officers*
* Management contract or compensatory plan.  Copies of individual Change in Control Agreements have been omitted pursuant to Instruction 2 of Item 601 of Regulation S-K because the Change in Controls Agreements are substantially identical in all material respects except as to the parties thereto and certain other aspects that are discussed in this report.  The Company agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted agreement upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Steven F. Nicola

Steven F. Nicola
Chief Financial Officer and Secretary

Date: October 3, 2019